Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138095 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Form S-8 of SAIC, Inc. of our report dated June 6, 2011, relating to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of Science Applications International Corporation Retirement Plan for the year ended December 31, 2010.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

June 6, 2011